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                                                                     Exhibit 5.1


                 [Letterhead of Cadwalader, Wickersham & Taft]

                                                                   June 28, 2001

American Home Mortgage Holdings, Inc.
c/o American Home Mortgage Corp.
520 Broadhollow Road
Melville, NY 11747

        Re:  Public Offering of Shares of Common Stock
             of American Home Mortgage Holdings, Inc.
             ----------------------------------------

Ladies and Gentlemen:

          You have requested our opinion, as counsel to American Home Mortgage Holdings, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-1 (Registration No.
333-      ) (the "Registration Statement"), with the Securities and Exchange
Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").

          The Registration Statement relates to the offering by the Company and the Selling Stockholders of an aggregate of 417,590 shares of the Company's Common Stock, par value $0.01 per share (the "Shares").

          We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. Based upon
such examinations, it is our opinion that (i) the 15,436 Shares to   be sold by
the Selling Stockholders are validly issued, fully paid and non-assessable and
(ii) when there has been compliance with the Act and the applicable state securities laws, the 402,154 Shares to be sold by the Company, when issued, delivered and paid for in the manner described in the form of Underwriting Agreement filed as Exhibit 1.1 to that certain registration statement (Registration No. 333-60050) filed by the Company on Form S-3, as amended by the filing of Amendment No. 1 to Form S-3 on Form S-1 on May 21, 2001 and Amendment No. 2 to Form S-3 on Form S-1 on June 7, 2001, will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                              /s/ Cadwalader, Wickersham & Taft